UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNITY BIOTECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2022

To the Stockholders of Unity Biotechnology, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Unity Biotechnology, Inc., a Delaware corporation (the “Company”), will be held on June 24, 2022, at 9:00 a.m. local time. In light of concerns about the coronavirus/COVID-19 pandemic and travel difficulties and uncertainties, we are holding a virtual-only meeting. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/UBX2022 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected;
2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022;

3.

To approve a series of alternative amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 5, 6, 7, 8, 9, or 10 shares would be combined, converted and changed into one share of common stock; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 26, 2022 (the “Record Date”), can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; and FOR the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, as described in Proposal No. 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR

ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors /s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D. Chief Executive Officer
South San Francisco, California April 29, 2022

UNITY BIOTECHNOLOGY, INC.
285 East Grand Ave.
South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

JUNE 24, 2022

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Unity Biotechnology, Inc. (referred to herein as the “Company”, “Unity”, “we”, “us”, or “our”), is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 24, 2022, at 9:00 a.m. local time, virtually at www.virtualshareholdermeeting.com/UBX2022. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our 2022 Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 26, 2022 (the “Record Date”), for the first time on or about April 29, 2022. The Notice of Internet Availability will contain instructions on how to access and review the 2022 Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at http://ir.unitybiotechnology.com/investor-relations.

The only outstanding voting securities of Unity are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 69,148,106 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting, and accompanying Proxy Card will be first made available for access by our stockholders on or about April 29, 2022, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 26, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 69,148,106 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•	Proposal 1—the election of three Class I directors to hold office until our 2025 annual meeting of stockholders;
•

Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2022; and

•

Proposal 3—the approval of a series of alternate amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of our Board, a reverse stock split of the Company’s common stock, whereby each outstanding 5, 6, 7, 8, 9, or 10 shares would be combined, converted and changed into one share of common stock.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, by using the accompanying Proxy Card, over the internet, or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.

•

To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/UBX2022 during the Annual Meeting. You will need the 16-digit control number which appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. For additional details on the virtual meeting, please see page 6 of this Proxy Statement.

•

To vote using the Proxy Card, simply complete, sign, and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”), has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposals 2 and 3, “Against” votes, abstentions, and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ or ‘non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee, or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of our Board, a reverse stock split of our common stock (Proposal 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposal 1 and Proposal 3.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal, and therefore, we do not expect any broker non-votes.

With respect to Proposal 3, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval (meaning that of the outstanding shares of common stock, a majority of them must be voted “For” the proposal for it to be approved). Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal. This is a non-routine proposal and therefore we do expect there to be broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of each of the three nominees for director;
•	“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•

“For” the approval of the series of alternate amendments to our amended and restated certificate of incorporation to effect, at the discretion of our Board, a reverse stock split of the Company’s common stock, as described above in Proposal 3.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.
•	You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. local time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/UBX2022 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/UBX2022. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2022, to our Corporate Secretary at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080; provided that if the date of the annual meeting is more than 30 days from June 24, 2023, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 24, 2023, and March 26, 2023; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 24, 2023, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares during the Annual Meeting or by proxy. On the Record Date, there were 69,148,106 shares outstanding and entitled to vote. Accordingly, 34,574,054 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) (a) December 31, 2023, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Nathaniel E. David, Ph.D., Anirvan Ghosh, Ph.D. and Gilmore O’Neill, M.B., whose current terms will expire at the Annual Meeting;
•	Class II directors: Paul L. Berns, Graham K. Cooper and Camille D. Samuels, whose current terms will expire at the annual meeting of stockholders to be held in 2023; and
•	Class III directors: Keith R. Leonard Jr. and Margo R. Roberts, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2024.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Drs. David, Ghosh, and O’Neill have been nominated to serve as Class I directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 26, 2022, and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Anirvan Ghosh, Ph.D.	58	Chief Executive Officer and Director	2020
Nathaniel E. David, Ph.D.(4)	54	Director	2011
Gilmore O’Neill, M.B.(4)	57	Director	2020

Class II Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Paul L. Berns(1)(2)	55	Director	2018
Graham K. Cooper(1)(2)	52	Director	2017
Camille D. Samuels(1)(3)	50	Director	2015

Class III Directors whose terms expire at the 2024 Annual Meeting of Stockholders
Keith R. Leonard Jr.	60	Chairman and Director	2016
Margo R. Roberts, Ph.D.(3)(4)	67	Director	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Science Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Anirvan Ghosh, Ph.D. has served as our Chief Executive Officer since March 2020. Prior to joining as our Chief Executive Officer, Dr. Ghosh held a number of executive leadership roles at leading biotechnology companies, as well as senior roles in premier academic institutions. From April 2017 to March 2020, Dr. Ghosh served as the Senior Vice President, Head of Research and Early Development at Biogen Inc. (NASDAQ: BIIB), a biotechnology company. In that role, Dr. Ghosh had accountability for the research and early clinical development portfolio of programs for all therapeutic areas, including ophthalmology, neuroscience, and immunology. Dr. Ghosh served as the Chief Scientific Officer at E-Scape Bio, a venture-backed private biopharmaceutical company, from May 2016 to April 2017. Prior to that, Dr. Ghosh served as the Global Head and Vice President of Neuroscience Discovery and Biomarkers at Roche Pharmaceuticals from July 2011 to April 2016. Prior to that, Dr. Ghosh held roles of increasing responsibility at The Johns Hopkins School of Medicine and University of California at San Diego (UCSD). After completing his postdoctoral research at Harvard Medical School, Dr. Ghosh was recruited to be on the faculty at Johns Hopkins, where he led a research lab from 1995 to 2003. In 2003, Dr. Ghosh was recruited to UCSD as the Stephen Kuffler Professor in the Division of Biology and served as chair of Neurobiology from 2008 to 2011. Dr. Ghosh received a B.S. with honors in Physics from the California Institute of Technology and a Ph.D. in Neuroscience from Stanford University. We believe that Dr. Ghosh is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life sciences industry.

Nathaniel E. David, Ph.D. is our co-founder and has served as a member of our board of directors since its inception in November 2011, our President from January 2016 to December 2020, and as our Chief Executive Officer from our inception until January 2016. Dr. David was a co-founder of and served as Chief Science Officer of KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) from January 2005 to September 2009 and as a member of the board of directors from its inception until its acquisition by Allergan plc in October 2015. He was a co-founder and from 1999 to 2003 was Director of Business Development of Syrrx, Inc., a biotechnology company which was acquired by Takeda Pharmaceutical Company Limited, a public pharmaceutical company. Dr. David was also a co-founder of Achaogen, Inc., a public biotechnology company, and Sapphire Energy, Inc., an energy company. Dr. David previously served on the board of trustees of the Buck Institute for Research on Aging, and on the board of directors of Sapphire Energy, Inc., and currently serves as a Chief Executive Officer and director of Jupiter Bioventures, LLC, and as director of Cavalry Biosciences, Inc. and Jocasta Neurosciences, Inc., all private biotechnology companies. Dr. David received an A.B. in Biology from Harvard

University and a Ph.D. in Molecular and Cellular Biology from the University of California, Berkeley. We believe that Dr. David is qualified to serve on our board of directors due to his extensive scientific and operational background gained as a research scientist, founder, and executive focused on life sciences and pharmaceutical companies.

Gilmore O’Neill, M.B. has served as a member of our board of directors since December 2020. In April 2022, Dr. O’Neill was appointed president, Chief Executive Officer, and director of Editas Medicine, Inc. (NASDAQ: EDIT), effective as of June 1, 2022. Previously, he served as Chief Medical Officer and Executive Vice President, Research & Development at Sarepta Therapeutics, Inc. (NASDAQ: SRPT) from June 2018 to November 2021. Prior to joining Sarepta, Dr. O’Neill served as the Senior Vice President, Late Stage Clinical Development of Biogen Inc. (NASDAQ: BIIB) from November 2016 to June 2018. At Biogen, Dr. O’Neill also served as Senior Vice President, Drug Innovation Units from October 2015 to November 2016. From June 2014 to October 2015, Dr. O’Neill served as Vice President, MS Franchise & Head, Multiple Sclerosis Research & Development at Biogen. Prior to this role, Dr. O’Neill served in numerous roles at Biogen since he joined the company in April 2003, including Vice President, Global Neurology Clinical Development, Vice President, Global Late Stage Clinical Development and Vice President, Experimental Neurology (Early Stage). Dr. O’Neill is licensed to practice medicine in the state of Massachusetts. He is a member of the American Academy of Neurology and a board-certified neurologist (ABPN). Dr. O’Neill is formerly Chief Resident in Neurology at the Massachusetts General Hospital (MGH) and served, until recently, as a Clinical Instructor in Neurology at Harvard Medical School. From 1997 to 2015, Dr. O’Neill served as a clinical instructor in neurology at Harvard Medical School. He also serves on the board of directors of the Massachusetts Biotechnology Council (MassBio) and Aptinyx Inc. (NASDAQ: APTX). Dr. O’Neill received a Bachelor of Medicine degree from University College Dublin and a Master of Medical Sciences degree from Harvard University. We believe that Dr. O’Neill is qualified to serve on our board of directors due to his extensive experience in biopharmaceutical industry and his medical background.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Paul L. Berns has served as a member of our board of directors since March 2018. Mr. Berns has served as Chief Executive Officer and Chairman of the Board of Neumora Therapeutics, Inc. since November 2019 and has been a member of ARCH Venture Partners since August 2018. Mr. Berns was a consultant to the pharmaceutical industry from July 2016 to August 2018, from August 2012 to March 2014, and from July 2005 to March 2006. From March 2014 to June 2016, Mr. Berns served as President and Chief Executive Officer and Chairman of the Board at Anacor Pharmaceuticals, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. in 2016. Previously, Mr. Berns served as President and Chief Executive Officer of Allos Therapeutics, Inc., a biopharmaceutical company, from March 2006 to September 2012, when it was acquired by Spectrum Pharmaceuticals, Inc. Mr. Berns was President and Chief Executive Officer of Bone Care International, Inc., a specialty pharmaceutical company, from June 2002 to July 2005, when it was acquired by Genzyme Corporation. Prior to that, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories (NYSE: ABT) from 2001 to 2002, and from 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, when it was acquired by Abbott Laboratories in 2001. Earlier in his career, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company from 1990 to 2000. Mr. Berns is currently a board member of the privately held company, HI Bio (since March 2021), the publicly held company, EQRx, Inc. (NASDAQ: EQRX) (since January 2020), and the privately held company, Epirium Bio, Inc. (since July 2019). Mr. Berns is also the chairman of the board of the privately held company Happy AI (since July 2019). Mr. Berns previously served on the boards of Jazz Pharmaceuticals, PLC (NASDAQ: JAZZ) (from April 2010 to July 2021), MC2 Therapeutics (from May 2017 to January 2020), Menlo Therapeutics, Inc. (from November 2017 to March 2020), Anacor Pharmaceuticals, Inc. (from June 2012 to June 2016), XenoPort, Inc. (from November 2005 to May 2016), Allos Therapeutics, Inc. (from March 2006 to September 2012), and Bone Care International, Inc. (from June 2002 to July 2005). Mr. Berns received his B.S. in Economics from the University of Wisconsin. We believe that Mr. Berns is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry and his service as a director of a number of public pharmaceutical companies.

Graham K. Cooper has served as a member of our board of directors since April 2017. From March 2018 until May 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. (NASDAQ: ASMB). Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc., from February 2013 until its acquisition by Celgene in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. (NASDAQ: OREX). Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including as Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche, and was previously a C.P.A. Mr. Cooper currently serves on the board of directors of Beam Therapeutics, Inc. (NASDAQ: BEAM), a biotechnology company, Kezar Life Sciences, Inc. (NASDAQ: KZR), a biotechnology company, and Applied Molecular Transport Inc. (NASDAQ: AMTI), a biotechnology company. In January of 2022, Mr. Cooper was appointed as Executive Chair of Applied Molecular Transport Inc. Mr. Cooper received a B.A. in Economics from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Cooper is qualified to serve on our board of directors due to his significant financial and accounting experience in the life sciences industry.

Camille D. Samuels has served as a member of our board of directors since March 2015. Ms. Samuels has been a Partner at Venrock, a venture capital firm, since May 2014. Prior to that, she served as a Managing Director of Versant Ventures, a life sciences venture capital firm, from February 2000 to December 2012. She previously served as a board member or a board observer on other public and private healthcare companies, including Corvidia Therapeutics, Inc., which was acquired by Novo Nordisk, Fluidigm Corporation (NASDAQ: FLDM), Genomic Health, Inc. (NASDAQ: GHDX), KYTHERA Biopharmaceuticals (NASDAQ: KYTH – acquired by Allergan), Novacardia, Inc., which was acquired by Merck & Co., Inc., ParAllele BioScience, Inc., REGENXBIO (NASDAQ: RGNX), and Syrrx. Prior to her venture career, Ms. Samuels held business development and strategic planning roles at Tularik Inc., a public biotechnology company, acquired by Amgen, as well as Genzyme Corporation (now part of Sanofi). Ms. Samuels received a B.A. in Biology from Duke University and an M.B.A. from Harvard Business School, both with high distinction. We believe that Ms. Samuels is qualified to serve on our board of directors due to her extensive experience investing in biotechnology companies and her experience on boards of directors in numerous companies in the healthcare industry, public and private.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Keith R. Leonard Jr. has served as our Chairman since January 2016 and served as our Chief Executive Officer from October 2016 to March 2020. Mr. Leonard was a co-founder of and served as President and Chief Executive Officer of KYTHERA Biopharmaceuticals, Inc., a biopharmaceutical company from August 2005 until its acquisition by Allergan plc in October 2015. Prior to that, Mr. Leonard held roles of increasing responsibility at Amgen Inc. (NASDAQ: AMGN) from October 1991 to November 2004, including as Senior Vice President and General Manager of Amgen Europe. Mr. Leonard currently serves on the board of directors of

Arcutis Biotherapeutics, Inc. (NASDAQ: ARQT), a biopharmaceutical company, Sanifit Laboratories S.L., a biopharmaceutical company and Intuitive Surgical, Inc. (NASDAQ: ISRG), a medical device company. He previously served on the boards of directors of Sienna Biopharmaceuticals, Inc., a biopharmaceutical company, Affymax, Inc., a public biotechnology company, Anacor Pharmaceuticals, Inc., a public biopharmaceutical company which was acquired by Pfizer Inc. in 2016, and ARYx Therapeutics, Inc., a public biopharmaceutical company. Mr. Leonard was formerly an active duty officer in the United States Navy. Mr. Leonard received a B.S. in Engineering from the University of California, Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe that Mr. Leonard is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life sciences industry, as well as experience as a director of public companies.

Margo R. Roberts, Ph.D. has served as a member of our board of directors since December 2018. Most recently, Dr. Roberts served as Chief Scientific Officer at Lyell Immunopharma, Inc. from January 2019 to January 2021. Previously, Dr. Roberts served in multiple roles at Kite Pharma Inc. (NASDAQ: KITE), a biopharmaceutical company acquired by Gilead in October 2017, including most recently as Senior Vice President of Discovery Research and Chief Scientific Officer from August 2011 to July 2018. Prior to that, Dr. Roberts served in multiple roles, including as Principal Scientist and Director of Immune and Cell Therapy, at Cell Genesys, Inc., a biotechnology company, from January 1990 to December 1998. Dr. Roberts has also served as an associate professor at the University of Virginia from 1999 to 2011. Dr. Roberts is currently a member of board of Celyad SA (NASDAQ: CYAD), a biotechnology and manufacturing services company, and InsTIL Bio Inc, a private biotechnology company focused on cellular manufacturing in oncology. Dr. Roberts received both her Bachelor of Science degree with honors and her Ph.D. degree from the University of Leeds in England. We believe that Dr. Roberts is qualified to serve on our board of directors because of her extensive experience as an executive in the biopharmaceutical industry.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2022 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. EY has served as the Company’s independent registered public accounting firm since 2017. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred for services related to the fiscal years ended December 31, 2021 and 2020, by EY, our independent registered public accounting firm.

	Year Ended December 31,
	2021	2020
	(In thousands)
Audit Fees(1)	$1,075	$1,143
Tax Fees(2)	112	15
Audit-Related Fees	—	—
All Other Fees(3)	—	—
Total Fees	$1,187	$1,158

(1)

Audit fees are for professional services rendered for the audits of our financial statements for the years ending December 31, 2021 and 2020; reviews of quarterly financial statements; professional services rendered in connection with our registration statements and securities offerings; and other accounting and financial reporting consultation services billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees in 2020 include fees associated with our “at-the-market” offering program. Fees in 2021 include fees associated with our prospectus supplement for our purchase agreement with Lincoln Park Capital, which we filed with the SEC in September 2021.

(2)	Tax fees include fees for tax compliance, tax advice, and tax planning.
(3)	All Other Fees consist of fees billed in the indicated year for an annual subscription to EY’s online resource library.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by EY would not affect their independence.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at http://ir.unitybiotechnology.com/investor-relations.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by EY for 2021 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Unity under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.unitybiotechnology.com/investor-relations. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Unity’s audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the audit committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such appointment by the stockholders.

Audit Committee Graham K. Cooper, Chair Paul L. Berns Camille D. Samuels

PROPOSAL NO. 3
AMENDMENTS TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Background

The Board has approved a series of proposed amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), that would effect a reverse stock split of the Company’s common stock, whereby each outstanding 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of the Company’s common stock. We refer to each of the alternative amendments in this Proxy Statement as a “Reverse Stock Split.”

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the Annual Meeting and prior to the 2023 Annual Meeting. The Board has declared these proposed amendments to be advisable and has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, until the 2023 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares—5, 6, 7, 8, 9 or 10—of common stock which will be combined into one share of common stock. The Board believes that stockholder approval of these six selected reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders.

If the Board determines to effect one of the alternative Reverse Stock Splits by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), the Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate a Reverse Stock Split in any of the ratios described above, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Delaware Secretary of State to effect the Reverse Stock Split, are set forth in Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the Reverse Stock Split.

If the Board elects to effect a Reverse Stock Split following stockholder approval, for Reverse Stock Splits in the range of 1-for-5 to 1-for-10, the number of issued and outstanding shares of common stock would be reduced in accordance with a reverse split ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.0001 per share. The Reverse Stock Splits would not change the number of authorized shares of common stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

Reasons for the Reverse Stock Split

Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing one of the alternative Reverse Stock Splits could provide benefits to the Company and our existing stockholders in a number of ways, including:

1.

Maintain our listing on the Nasdaq Global Select Market. Our common stock is traded on the Nasdaq Global Select Market. Under applicable Nasdaq rules, if for 30 consecutive business days, the bid price for our common stock closes below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Rule”), we would be notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market. In order to regain compliance with the Rule, the bid price per share for our common stock must thereafter close at $1.00 or more for a minimum of 10 consecutive business days during the 180-day compliance period set forth in Nasdaq Listing Rule 5810(c)(3)(A), after which, if we do not regain compliance with the Rule, we could be eligible for an additional 180-day compliance period, provided it meets the continued listing requirement for market value of publicly held shares and all other standards for initial listing on the Nasdaq Global Select Market (except the bid price requirement), and provide written notice to the

Staff of its intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company fails to regain compliance with the Rule after the second compliance period, our common stock will be subject to delisting by Nasdaq. As the bid price of our common stock closed below $1.00 per share for a period of time in February and March 2022, out of an abundance of caution and to preserve our ability to act expeditiously to remain in compliance, the Board has considered and endorsed inclusion of this proposal in our proxy.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our common stock from the Nasdaq Global Select Market. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less liquid and efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. Current contractual arrangements also require that the Company take commercially reasonable efforts to maintain its listing. The Board believes that a reverse stock split is a potentially effective means for us to regain compliance with the Rule as needed and to avoid the adverse consequences of our common stock being delisted from the Nasdaq Global Select Market by producing the immediate effect of increasing the bid price for our common stock.

2.

Stock Price Volatility. We have been advised by our financial advisors that a higher stock price may increase the acceptability of our common stock to investors who may not find shares of our common stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices.

3.

Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

4.

Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Board Discretion to Implement or Abandon Reverse Stock Split

If the alternative Reverse Stock Splits are approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits is, at that time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including the trading price of our common stock relative to the Nasdaq minimum listing requirements, as well as those other factors described in the following paragraph. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits. If the Board decides not to implement any of the Reverse Stock Splits before the 2023 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to Be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Splits, the Board will be authorized to proceed with any of the alternative Reverse Stock Splits that it selects in its sole discretion. In determining whether to proceed with a Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the Nasdaq Global Select Market listing requirements, our additional funding requirements, and the amount of our authorized but unissued common stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effects of the Reverse Stock Split

After any of the Reverse Stock Splits, each stockholder will own a reduced number of shares of common stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of common stock after the Reverse Stock Split.

Our Certificate of Incorporation presently authorizes 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Reverse Stock Splits would not change the number of authorized shares of common stock or preferred stock. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

The increase in the number of shares of authorized but unissued and unreserved common stock will have an “anti-takeover effect” by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or our amended and restated bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and our amended and restated bylaws.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2018 Equity Incentive Plan in proportion to the reverse split ratio of the Reverse Stock Split. On March 31, 2022 the number of shares of common stock authorized for issuance but unissued under the 2018 Equity Incentive Plan was 3,177,986.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2018 Employee Stock Purchase Plan in proportion to the reverse split ratio of the Reverse Stock Split. On March 31, 2022 the number of shares of common stock authorized for issuance but unissued under the 2018 Employee Stock Purchase Plan was 1,646,413.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2020 Employment Inducement Incentive Plan in proportion to the reverse split ratio of the Reverse Stock Split. On March 31, 2022 the number of shares of common stock authorized for issuance but unissued under the 2020 Equity Incentive Plan was 475,146.

The Company also has 11,845,132 shares of common stock subject to outstanding stock awards as of March 31, 2022. Under the terms of the various instruments governing the Company’s outstanding stock awards, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of such stock awards in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options. In connection with the Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

The following tables contains approximate information relating to the common stock under each of the proposed amendments based on share information as of March 31, 2022:

	Pre -Reverse Split	5:1	6:1	7:1	8:1	9:1	10:1
Authorized	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Outstanding	69,148,106	13,829,621	11,524,684	9,878,301	8,643,513	7,683,123	6,914,811
Reserved for future issuance pursuant to employee benefit plans	5,299,545	1,059,909	883,258	757,078	662,443	558,838	529,955
Reserved for future issuance pursuant to outstanding options	11,845,132	2,369,026	1,974,189	1,692,162	1,480,642	1,316,126	1,184,513
Authorized but unissued and unreserved	206,214,523	281,242,905	284,369,087	286,602,075	288,276,816	289,579,391	290,621,452

No fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, the common stock would continue to be reported on the Nasdaq Global Select Market under the symbol “UBX”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after the Reverse Stock Split will be five, six, seven, eight, nine or ten times, as applicable, the price per share of our common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with applicable Nasdaq rules for listing on the Nasdaq Global Select Market. Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of 5:00 p.m., Eastern time, on the date of the filing (the “Effective Time”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Delaware Secretary of State. Except as explained below with respect to fractional shares, at the Effective Time, all shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board following the Annual Meeting. If the Board decides not to implement any of the Reverse Stock Splits before the 2023 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Computershare Trust Company, N.A., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the closing sales price of the common stock as reported on the Nasdaq Global Select Market on the last trading day immediately preceding the Effective Time. As of April 26, 2022, there were approximately 54 stockholders of record of our common stock. Upon stockholder approval of this proposal, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record.

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this

Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed reverse stock split.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The proposed reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its old shares of common stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the new shares should include the holding period for the old shares.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the old shares that is allocated to such fractional share of our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the old shares for more than one year as of the effective date of the proposed reverse stock split. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). Generally, a non-U.S. holder will not recognize any gain or loss upon the proposed reverse stock split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and “backup withholding.” To avoid backup withholding, each holder of our shares of common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE BOARD’S DISCRETION AS DESCRIBED ABOVE IN THIS PROPOSAL 3.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, directors, and consultants, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.unitybiotechnology.com/investor-relations. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://ir.unitybiotechnology.com/investor-relations.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Leonard and Drs. David and Ghosh, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Ghosh is not considered independent, because he is an employee of Unity. Mr. Leonard and Dr. David are not considered independent, because each has been an employee of Unity within the last three years. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Leonard currently serves as the Chairman of our Board, and Mr. Berns currently serves as the lead independent director of the Board. All of our directors are encouraged to make suggestions for agenda items and pre-meeting materials for meetings of the Board of Directors. In addition, in his role as lead independent director, Mr. Berns presides over the executive sessions of the Board in which our Chief Executive Officer does not participate and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations, or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	reviews and approves all related party transactions on an ongoing basis;
•	establishes procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management;
•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	annually reviews and assesses internal controls and treasury functions including cash management procedures;
•	investigates any reports received through the ethics helpline and reports to the Board periodically with respect to the information received through the ethics helpline and any related investigations;
•	reviews our critical accounting policies and estimates; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Paul L. Berns, Graham K. Cooper, and Camille D. Samuels. Mr. Cooper serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Cooper is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Messrs. Berns and Cooper and Ms. Samuels are independent under the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation of and benefits for our officers and employees. The Compensation Committee approves or recommends to our Board corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

The current members of our Compensation Committee are Paul L. Berns and Graham K. Cooper. Mr. Berns serves as the Chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Compensation Committee has retained Radford, a part of Rewards Solutions practice at AON plc (“AON Radford”), a compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. AON Radford reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. The Compensation Committee reviewed the independence of AON Radford, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the Compensation Committee determined that the engagement of AON Radford does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Camille D. Samuels and Margo R. Roberts. Ms. Samuels serves as the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at http://ir.unitybiotechnology.com/investor-relations.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly-held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation, and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

Science Committee

The Science Committee reviews, evaluates, and advises the Board on the overall strategy, direction, and effectiveness of our research and development programs and related investments, and on our Company’s progress in achieving its long-term strategic research and development goals and objectives. This includes regularly reviewing and making recommendations to the Board and management with respect to the Company’s research and development pipeline, evaluating and advising the Board and management on the opportunities and risks associated with the products, programs. and technologies in which we are, or are considering, investing our research and development efforts, understanding emerging or evolving scientific or technological issues of importance to us, and assisting the Board in understanding our intellectual property position in connection with the foregoing and otherwise.

The current members of our Science Committee are Gilmore O’Neill, Margo R. Roberts, and Nathaniel E. David. Dr. O’Neill serves as the Chair of the committee.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, employees, and certain consultants. The policy prohibits our directors, officers, employees, and certain consultants and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, employee, or certain consultants to no longer have the same objectives as the Company’s other stockholders.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met eight times and acted by unanimous written consent nine times during 2021. The Audit Committee met four times and acted by unanimous written consent once. The Compensation Committee met six times and acted by unanimous written consent 19 times. The Nominating and Corporate Governance Committee met twice and did not act by unanimous written consent. During 2021, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at Unity Biotechnology, Inc. 285 East Grand Ave., South San Francisco, CA 94080. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2021, our Compensation Committee consisted of Messrs. Berns and Cooper and Ms. Kristina Burow. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee. Ms. Burow resigned from our Board effective March 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation−Narrative to 2021 Summary Compensation Table and Outstanding Equity Awards at 2021 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Investor Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in May 2018 and which converted into shares of common stock in connection therewith. As of December 31, 2021, the holders of approximately 10.7 million shares of our common stock, including the shares of common stock issuable upon exercise of outstanding options, are entitled to rights with respect to the registration of their shares under the Securities Act.

Other Transactions

In 2016, we entered into a services agreement with Wuxi AppTec (Hong Kong) Limited, an affiliate of Wuxi PharmaTech Healthcare Fund I L.P. (“WuXi PharmaTech”), a beneficial owner of more than 5% of our outstanding capital stock. We incurred a total of $36,000, $0.6 million, $1.5 million, $1.8 million, $0.7 million and $0 in research and development expenses during the years ended December 31, 2016, 2017, 2018, 2019, and 2020, and the quarter ended March 31, 2021, respectively, related to this services agreement. In September 2018, we entered into a services arrangement with STA Pharmaceutical Hong Kong Limited, another affiliate of WuXi PharmaTech. We incurred a total of $0.1 million, $0.5 million, and $0.1 million in research and development expenses during the years ended December 31, 2019 and 2020 and the quarter ended March 31, 2021, respectively, in connection with this services arrangement. In November 2018, we entered into a services arrangement with WuXi Biologics (Hong Kong) Limited, another affiliate of WuXi PharmaTech. We incurred a total of $0.1 million, $0.2 million, and $0 in research and development expenses during the years ended December 31, 2019 and 2020 and the quarter ended March 31, 2021, respectively, in connection with this services arrangement.

In December 2021, we entered into a licensing agreement with Jocasta Neuroscience, Inc. (“Jocasta”) pursuant to which we exclusively licensed all of our rights to UBX2089, our α-Klotho asset. The agreement provided for an upfront fee of $5.0 million. Revenue recognized in the year ended December 31, 2021 was related to grant of license and delivery of the know-how performance obligation under the License Agreement. We recognized revenue of $4.8 million and zero for the years ended December 31, 2021 and 2020. Revenue recognized in the year ended December 31, 2021 was related to grant of license and delivery of the know-how performance obligation under the License Agreement entered into with Jocasta in December 2021.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods, or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

We maintain a compensation program for our non-employee directors (the “Director Compensation Program”), which was last amended effective March 30, 2020. We do not provide directors who are also our employees any additional compensation for their service as directors.

Pursuant to the Director Compensation Program, effective as of January 1, 2020, each non-employee director receives an annual retainer of $35,000, the lead independent director receives an additional annual retainer of $25,000, the chairman receives an additional annual retainer of $35,000, and non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Science Committee	10,000	5,000

Under the Director Compensation Program, each non-employee director who is elected or appointed to our Board will automatically receive an option to purchase 50,000 shares of our common stock upon the director’s initial appointment or election to our Board (the “Initial Director Grant”). In addition, each non-employee director who is serving on our Board immediately following an annual stockholder’s meeting will automatically be granted an annual option to purchase 25,000 shares of our common stock on the date of such annual stockholder’s meeting (the “Annual Director Grant”), provided that the number of shares subject to the Annual Director Grant will be prorated for any partial year of service as a non-employee director. Each option granted under the Director Compensation Program has an exercise price per share equal to the closing trading price of our common stock on the date of grant (or the immediately preceding trading day if our common stock is not traded on the date of grant). The Initial Director Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Director Grant will vest in full on the earlier of the first anniversary of the grant date or immediately prior to the next annual stockholders meeting, subject to continued service through the applicable vesting date. All equity awards granted to our non-employee directors under the Director Compensation Program will vest in full immediately prior to the consummation of a change in control.

Director Compensation Table

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2021. Dr. Ghosh served as both director and executive officer of the Company during fiscal year 2021. Because he did not receive any compensation for his services as director during 2021, he is not included in the table below. The 2021 compensation of Dr. Ghosh, as named executive officer, is set forth in the 2021 Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Paul L. Berns	77,500	73,248	150,748
Kristina M. Burow (3)	44,000	73,248	117,248
Graham K. Cooper	55,000	73,248	128,248
Nathaniel E. David, Ph.D.	40,000	250,424	290,424
Keith R. Leonard, Jr.	70,000	73,248	143,248
Gilmore O’Neill, M.B.	45,000	39,334	84,334
Margo R. Roberts, Ph.D.	44,000	73,248	117,248
Camille D. Samuels	50,500	73,248	123,748

(1)

Amounts reflect the full grant date fair value of stock options granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the assumptions used in calculating these amounts.

(2)	At December 31, 2021, our non-employee directors held the following outstanding option awards. None of our directors held any outstanding stock awards at December 31, 2021:

Name	Shares Subject to Outstanding Options
Paul L. Berns	159,745
Kristina M. Burow	115,678
Graham K. Cooper	85,169
Nathaniel E. David, Ph.D.	61,918
Keith R. Leonard, Jr.	1,439,100
Gilmore O’Neill, M.B.	103,425
Margo R. Roberts, Ph.D.	125,661
Camille D. Samuels	115,678

(3)	Ms. Burow resigned from the Board of Directors effective March 31, 2022.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 26, 2022 and position/office held with the Company.

Name	Age	Position(s)
Executive Officers
Anirvan Ghosh, Ph.D.	58	Chief Executive Officer and Director
Lynne Sullivan	56	Chief Financial Officer and Head of Corporate Development
Jamie Dananberg, M.D.	64	Chief Medical Officer
Alexander Nguyen, J.D.	45	General Counsel and Corporate Secretary

Executive Officers

Dr. Ghosh’s biographical information is included above under “Proposal No. 1 Election of Directors.”

Lynne Sullivan has served as our Chief Financial Officer since July 2020 and Head of Corporate Development since January 29, 2021. Previously, Ms. Sullivan was Chief Financial Officer at Compass Therapeutics, LLC from December 2018 to August 2019. Prior to that, Ms. Sullivan most recently served as Senior Vice President of Finance for Biogen Inc. (NASDAQ: BIIB) from September 2016 to December 2018. Prior to joining Biogen, Ms. Sullivan served as Senior Vice President, Tax and Corporate Finance for Biogen from June 2015 to December 2018 and served as Vice President, Tax for Biogen from April 2008 to June 2015. From January 2000 through April 2008, Ms. Sullivan served as Vice President Tax for EMD Serono and the Vice President of Tax for North America at Merck KgaA. Ms. Sullivan also currently serves as a member of the boards of directors and as chair of the audit committees of a number of public biopharmaceutical companies, including Solid Biosciences Inc. (NASDAQ: SLDB) and BiomX Inc (NYSE: PHGE). Ms. Sullivan also currently serves as a member of the board of Inozyme Pharma, Inc., a private biopharmaceutical company. Ms. Sullivan holds an M.S. in taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Account for over 20 years.

Jamie Dananberg, M.D. has served as our Chief Medical Officer since January 2016. Prior to that, Dr. Dananberg held roles of increasing responsibility at Takeda Pharmaceutical Company (NYSE: TAK), a public pharmaceutical company, from August 2012 to October 2015, including as Executive Vice President, and at Eli Lilly & Co. (NYSE: LLY), a public pharmaceutical company, from October 2000 to September 2012, including as Vice President for Translational Medicine and Tailored Therapeutics. Dr. Dananberg was at the University of Michigan from 1983 to 1996, where he practiced medicine in Endocrinology & Metabolism and ran a basic science laboratory in metabolic effects on cardiac and vascular function. Dr. Dananberg received a B.S. in Biology and an M.D. from Tufts University.

Alexander Nguyen, J.D. has served as our General Counsel and Corporate Secretary since March 2021. Most recently, Mr. Nguyen served in a number of leadership roles at Roivant Sciences and its affiliates from May 2016 through November 2019, including as General Counsel at Alyvant, Inc., Head of Legal at Axovant Sciences, Inc. (NASDAQ: SIOX), and Head of Compliance at Roivant Sciences, Inc. (NASDAQ: ROIV). Between 2015 and 2016, Mr. Nguyen served as a litigation partner at Edelson PC. From 2007 through 2015, Mr. Nguyen served as Deputy Section Chief and Federal Prosecutor at the U.S. Attorney’s offices in Alexandria and Philadelphia, respectively. Between 2010 and 2011, Mr. Nguyen additionally served as Assistant White House Counsel. Mr. Nguyen obtained a B.A. from Harvard University and a J.D. from Yale Law School.

EXECUTIVE COMPENSATION

The following discusses our executive compensation program for our 2021 named executive officers (“NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our NEOs, or “say-on-pay” vote.

Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing, and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2021 and their positions with the Company were as follows:

•	Anirvan Ghosh, Ph.D., Chief Executive Officer;
•	Lynne Sullivan, Chief Financial Officer and Head of Corporate Development; and
•	Jamie Dananberg, M.D., Chief Medical Officer

2021 Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Anirvan Ghosh, Ph.D.,	2021	562,376	—		1,515,519	1,535,653	284,562	38,600	(5)	3,936,710
Chief Executive Officer(3)	2020	416,737	75,000	(4)	2,482,500	4,158,025	213,263	53,571	(6)	7,399,096

Lynne Sullivan,	2021	440,000	—		128,882	373,169	163,240	11,600	(8)	1,116,891
Chief Financial Officer and Head of Corporate Development(7)	2020	166,667	—		705,600	1,912,392	66,696	4,667	(8)	2,856,022

Jamie Dananberg, M.D.,	2021	455,281			104,500	302,570	168,909	11,600	(8)	1,042,860
Chief Medical Officer	2020	442,020			849,917	438,054	172,167	11,400	(8)	1,913,558

(1)

Amounts reflect the full grant date fair value of stock and option awards computed in accordance with ASC Topic 718. The grant date fair value of the performance stock units granted to Mr. Ghosh in 2020 are calculated based on a Monte Carlo simulation, which is not subject to probable or maximum outcome assumptions. See Note 12 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the assumptions used in calculating these amounts. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.

(2)

Amounts represent the annual performance-based cash incentive earned by our NEOs based on the achievement of certain corporate performance objectives and individual performance during 2021. These amounts were paid to the NEOs in early 2022. Please see the descriptions of the annual performance incentive payments paid to our NEOs under “2021 Incentive Compensation” below.

(3)	Dr. Ghosh was appointed our Chief Executive Officer effective March 30, 2020.
(4)	Amount represents the signing bonus paid to Dr. Ghosh in connection with his commencement of employment.
(5)	Amount represents $27,000 for Dr. Ghosh’s housing allowance and $11,600 in Company matching contributions under our 401(k) plan.
(6)	Amount represents $27,000 for Dr. Ghosh’s housing allowance, $15,171 in reimbursement of relocation expenses and $11,400 in Company matching contributions under our 401(k) plan.
(7)

Ms. Sullivan was appointed our interim Chief Financial Officer effective August 1, 2020, our Chief Financial Officer effective September 1, 2020, and our Head of Corporate Development effective January 29, 2021.

(8)	Amount represents Company matching contributions under our 401(k) plan.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anirvan Ghosh, Ph.D.	3/30/2020(2)	350,000	450,000	5.95	3/29/2030
	3/30/2020(3)					40,000	58,400
	3/30/2020(4)							150,000	219,000
	9/13/2020(2)	78,125	171,875	2.94	9/12/2030
	9/13/2020(5)					175,001	255,501
	1 /29/2021(2)		150,000	5.98	1/28/2031
	1/29/2021(5)					250,000	365,000
	6/24/2021(6)	36,250	253,750	4.18	6/23/2031
	6/24/2021(3)					72,000	105,120
Lynne Sullivan	8/1/2020(2)(9)	80,000	160,000	9.96	7/31/2030
	9/13/2020(5)					140,000	204,400
	6/24/2021(6)	15,416	107,917	4.18	6/23/2031
	6/24/2021(3)					30,833	45,016
Jamie Dananberg, M.D.	1/10/2016(7)							33,370	48,720
	5/2/2018(2)	27,330	3,178	17.00	5/1/2028
	6/20/2019(8)	66,750	40,050	9.00	6/19/2029
	6/20/2019(3)					7,025	10,257
	3/30/2020(8)	43,089	55,401	5.95	3/29/2030
	3/30/2020(3)					16,170	23,608
	9/13/2020(5)					140,000	204,400
	6/24/2021(6)	12,500	87,500	4.18	6/23/2031
	6/24/2021(3)					25,000	36,500

(1)	Based on closing price of our common stock on December 31, 2021 ($1.46 per share).
(2)

Vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to continued service on each applicable vesting date.

(3)	Represents RSUs that vest as to one-third on each anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(4)

Under the original terms of the award, which were in effect as of December 31, 2020, the award would vest as to 50,000 PSUs upon the attainment of (i) a volume-weighted average per share trading price of the Company’s common stock of at least $36.875 for a trailing 30-day period or (ii) a change in control transaction in which the price per share to the holders of the Company’s common stock is at least $36.875. The remaining PSUs would vest (i) at such time as the Company’s market capitalization reaches at least $2.5 billion, as measured by a trailing 30 day volume weighted average price or (ii) a change in control transaction in which the consideration paid to the Company’s stockholders is equal to at least $2.5 billion, as determined by the Board.  In January 2021, the award was modified to provide that (i) 50,000 and 100,000 PSUs will vest upon the attainment of a volume-weighted average per share trading price of the Company’s common stock of at least $18 and $36, respectively, for a trailing 30-day period or (ii) a change in control transaction in which the price per share to the holders of the Company’s common stock is at least $18 and $36, respectively.

(5)

Represents RSUs that vest as to one-third on the first anniversary of the vesting commencement date, and as to 1/8th of the remaining shares subject to the award vesting on each quarterly anniversary thereafter, subject to continued service on each applicable vesting date.

(6)	Vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(7)

Restricted stock acquired upon exercise of an option prior to vesting that are subject to repurchase by us for $0.295 per share upon any termination of service.  The repurchase rights lapse upon certain private financings or an initial public offering of our common stock at a value in excess of $1 billion, neither of which occurred, or a change in control that resulted in net proceeds to our stockholders of at least $1 billion.

(8)	Vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
(9)

In the event of a change in control or Ms. Sullivan’s removal as the Company’s Chief Financial Officer by the Company other than for cause, in each case, prior to the first anniversary of her employment commencement date, the option would vest as to 25% of the total number of shares and the remaining shares subject to the option would vest in accordance with the original vesting schedule, subject to her continued service.

Narrative to 2021 Summary Compensation Table and Outstanding Equity Awards at 2021 Fiscal Year End

Executive Compensation Philosophy & Compensation Mix

We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash incentive opportunity incentivize the achievement of shorter-term goals, our long-term equity awards represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive, including the NEOs, for their individual contributions to the Company, both present and future.

At this phase in our growth cycle, a majority of the total direct compensation of our NEOs is directly tied, through the use of equity awards, to the growth in the value of our common stock.

Executive Compensation Process

The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), administers our various equity plans and approves or makes recommendations regarding the compensation of our executive officers, including our NEOs, to the Board. The Compensation Committee reviews the performance of each NEO to determine whether to make any changes to their compensation. The Compensation Committee approves such changes or presents its recommendations to our Board for review and final approval.

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the salary, annual cash incentive award, and equity awards for the executive officers other than himself, including the other NEOs. At the Compensation Committee’s request, our Chief Executive Officer reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our other NEOs. The Compensation Committee gives considerable weight to our Chief Executive Officer’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.

The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, our Chief Executive Officer participates in Compensation Committee meetings (other than when his own compensation is being discussed), providing input from our executive team on organizational structure, executive development, and financial analysis.

While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every year. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation. The Compensation Committee engages AON Radford to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program.

2021 Salaries

We use base salary to compensate our NEOs for their experience, skills, knowledge, role, and responsibilities. When establishing the base salaries of our NEOs, our Board of Directors and the Compensation Committee consider a variety of factors, including each NEO’s seniority and level of responsibility as well as competitive market data and our ability to find a replacement if the individual left our employment. The base salary of each NEO is initially set upon the NEO’s commencement of employment with us and reviewed annually and adjusted from time to time to reflect performance and realign with market data.

In January 2021, upon recommendation of the Compensation Committee, the Board approved increasing Dr. Dananberg’s annual base salary from $442,020 to $455,281 and Ms. Sullivan’s annual base salary from $400,000 to $440,000. The Board also approved increasing Dr. Ghosh’s annual base salary from $550,000 to $562,375.

2021 Incentive Compensation

We use cash incentive compensation to motivate our NEOs to achieve our annual operational objectives, while making progress towards our longer-term growth and other corporate goals. At the beginning of each year, typically in January, the Board approves a set of technical, operational, and financial goals for the Company for that year which are key drivers in determining the eventual cash incentive compensation for that year. The Compensation Committee recommends annual cash incentive compensation targets for our NEOs to our Board for its consideration and approval. Each NEO’s target cash incentive is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level and, in the case of Ms. Sullivan and Dr. Dananberg, individual performance. The 2021 annual cash incentive targets for Dr. Ghosh, Ms. Sullivan and Dr. Dananberg were set at 55%, 40%, and 40% of their respective base salaries.

For 2021, our NEOs were eligible to earn annual cash incentives based on the achievement of certain corporate performance objectives approved by the Compensation Committee and the Board, as well as individual performance objectives for Ms. Sullivan and Dr. Dananberg. For 2021, the Board set corporate performance goals in the three broad strategic areas of: (i) advancing ophthalmology and neurology programs, (ii) financing and partnering, and (iii) company building. Each area included specific performance objectives and a corresponding weighting. For each strategic area, the Board also approved certain “stretch” goals with corresponding weightings, such that the corporate goals could be achieved at up to 150% of target. In the case of Ms. Sullivan and Dr. Dananberg, 75% of the cash incentive was determined by the Company’s performance and 25% was determined by individual performance. The entirety of Dr. Ghosh’s annual cash incentive was determined by the Company’s performance. In January 2022, the Board reviewed and approved the achievement of our 2021 corporate goals at 92%. Based on this level of achievement and adjustments for individual 2021 performance for Ms. Sullivan and Dr. Dananberg, which were determined by the Board following the recommendation of Dr. Ghosh, our NEOs were paid the amounts set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We use equity awards to motivate and reward our executive officers for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our executive officers with those of our shareholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.

Dr. Ghosh, Ms. Sullivan, and Dr. Dananberg

In 2021, we made annual grants of equity awards to our executive officers, including Dr. Dananberg, Dr. Ghosh, and Ms. Sullivan, and a follow-on new-hire grant of equity awards to Dr. Ghosh.

The table below sets forth the grants of equity awards made to Dr. Ghosh, Ms. Sullivan, and Dr. Dananberg in 2021.

NEO	Type	Grant Date	Number of Shares Underlying Options	Restricted Stock Units	Stock Award	Performance Stock Units
Anirvan Ghosh, Ph.D.	New Hire	1/29/2021	150,000	250,000	—	—
	Annual	6/24/2021	290,000	72,000	—	—

Lynne Sullivan	Annual	6/24/2021	123,333	30,833	—	—

Jamie Dananberg, M.D.	Annual	6/24/2021	100,000	25,000	—	—

The annual options granted to Dr. Dananberg, Dr. Ghosh, Mr. Nguyen, and Ms. Sullivan vest as to 1/48th of the shares on each monthly anniversary of the grant date, and the annual restricted stock units granted to Dr. Dananberg, Dr. Ghosh, and Ms. Sullivan vest one-third on each of the first three anniversaries of the grant date, in each case, subject to continued service on each applicable vesting date.

The follow-on new hire options granted to Dr. Ghosh vest as to 25% of the shares on the first anniversary of the grant date and as to 1/48th of the shares on each monthly anniversary thereafter, subject to continued service on each applicable vesting date. The follow-on new hire restricted stock units granted to Dr. Ghosh vest one-third on the first anniversary of the grant date and as to the remaining RSUs in substantially equal quarterly installments over the next two years, subject to continued service on each applicable vesting date. However, in the event of a change in control, the follow-on new hire awards for Dr. Ghosh would vest as to 50% of the then-unvested shares, with the remaining portion to vest in substantially equal installments on each of the first twelve month anniversaries of the closing date of the Change in Control, subject to his continued service as described in his Employment Agreement.

The retention RSUs granted to each NEO vest as to one-third on the first anniversary of the grant date and as to the remaining RSUs in substantially equal quarterly installments over the next two years, subject to continued service on each applicable vesting date.

Other Elements of Compensation

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We make matching safe-harbor contributions made by participants in the 401(k) plan at 100% of the first 4% of each participant’s contributions. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Perquisites, Reimbursements and Other Benefits

Pursuant to Dr. Ghosh’s employment agreement, we provided to Dr. Ghosh reimbursement of up to $50,000 in relocation expenses, reimbursement of taxes incurred by him with respect to the foregoing, and a temporary housing allowance of $3,000 per month for his first year of employment and $2,000 per month for his second year of employment.

We believe these benefits are reasonable and are intended to facilitate the applicable NEO’s relocation and/or accessibility to the business as required. Other than the benefits described above, we do not provide perquisites or other personal benefits to our NEOs.

Executive Compensation Arrangements

During 2021, we were party to employment agreements with each of our NEOs, which provide for base salaries, target cash incentives, benefit plan participation, as well as certain additional benefits, as described below.

Anirvan Ghosh, Ph.D.

We entered into an employment agreement with Dr. Ghosh in connection with his appointment as our Chief Executive Officer in March 2020, which sets forth his initial base salary, target bonus and new hire equity awards as described in the narrative above. In addition, pursuant to the employment agreement, Dr. Ghosh also received a sign-on bonus of $75,000, which was subject to repayment in the event of his termination for cause (as defined in the employment agreement) or resignation for any reason.  Dr. Ghosh was also eligible to receive reimbursement of up to $50,000 in relocation expenses, reimbursement of taxes incurred by him with respect to the foregoing and a temporary housing allowance of $3,000 per month for his first year of employment and $2,000 per month for his second year of employment.

Under Dr. Ghosh’s employment agreement, in the event Dr. Ghosh is terminated without cause or resigns for good reason (as defined in the employment agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Dr. Ghosh will be entitled to receive: (i) continued base salary for 12 months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination, in each case, subject to his timely execution and delivery of a release of claims against the Company. In the event Dr. Ghosh is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Dr. Ghosh will be eligible to receive: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 18 months following the date of termination; and (iii) the full accelerated vesting of his outstanding equity awards, in each case, subject to his timely execution and delivery of a release of claims against the Company.

In addition, in the event of a change in control, each of Dr. Ghosh’s equity awards will vest as to 50% of the then-unvested shares underlying the equity award and the remaining shares underlying the equity award will vest in substantially equal monthly installments over the 12 months immediately following the change in control, subject to Dr. Ghosh’s continued service to the Company or its successor through the applicable vesting date and subject to accelerated vesting as described above.

The employment agreement with Dr. Ghosh includes a “best pay” provision, pursuant to which, in the event any payment or benefit Dr. Ghosh would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Dr. Ghosh would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Dr. Ghosh on an after-tax basis.

Lynne Sullivan

We entered into an employment agreement with Ms. Sullivan in connection with her appointment as our interim Chief Financial Officer in August 2020, which sets forth her initial base salary, target bonus and new hire equity awards as described in the narrative above. Ms. Sullivan’s employment agreement was amended and restated in September 2020 to provide for the severance payments and benefits described below. On January 29, 2021, the Board appointed Ms. Sullivan as the Head of Corporate Development.

Under Ms. Sullivan’s amended and restated employment agreement, in the event Ms. Sullivan is terminated without cause or resigns for good reason (as defined in the employment agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control, then Ms. Sullivan will be entitled to receive: (i) continued base salary for nine months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination, in each case, subject to her timely execution and delivery of a release of claims against the Company. In the event Ms. Sullivan is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Ms. Sullivan will be eligible to receive: (i) a lump sum severance payment equal to the sum of her base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) the full accelerated vesting of his outstanding equity awards, in each case, subject to her timely execution and delivery of a release of claims against the Company.

The amended and restated employment agreement with Ms. Sullivan includes a “best pay” provision, pursuant to which, in the event any payment or benefit Ms. Sullivan would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Ms. Sullivan would receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Ms. Sullivan on an after-tax basis.

Jamie Dananberg, M.D.

Pursuant to the employment agreement in effect as of the beginning of 2020 with Dr. Dananberg, in the event of a change in control of the Company, the Dr. Dananberg’s equity awards (including any performance awards to the extent then-unvested based on the change in control price) will vest as to 50% of the then-unvested shares subject thereto, and the remaining unvested shares will convert to a time-based equity award which will vest in substantially equal installments on each of the first twelve monthly anniversaries of the change in control, subject to Dr. Dananberg’s continued service through the applicable vesting date. In addition, in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the employment agreements), in either case, that occurs within the period beginning three months prior to and ending 18 months following a change in control, subject to his execution and delivery of a release of claims against the Company, Dr. Dananberg would be eligible to receive: (i) an amount equal to 0.75 times the sum of the executive’s annual base salary and target incentive payment, payable in a lump sum; (ii) payment or reimbursement of continued healthcare coverage for up to nine months following the date of termination; and (iii) full acceleration of his equity awards.

The employment agreement includes a “best pay” provision, pursuant to which, in the event any payment or benefit Dr. Dananberg would receive pursuant to the agreement or otherwise would be subject to an excise tax under Section 4999 of the Code, Dr. Dananberg will receive the greater of (i) the full amount of such payments and benefits or (ii) a reduced amount such that no portion is subject to an excise tax under Section 4999 of the Code, whichever is more favorable to Dr. Dananberg on an after-tax basis.

In March 2020, Dr. Dananberg’s employment agreement was amended to provide for the same severance benefits as described above for Ms. Sullivan. Dr. Dananberg remains eligible to receive the same vesting acceleration benefits described above under his amended employment agreement.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(3)(4)(5)	8,242,492	$6.18	6,845,264	(6)
Equity Compensation Plans Not Approved by Stockholders(7)	2,415,400	$5.95	114,600	(8)
Total	10,657,892	$6.05	6,959,264

(1)

Amounts include (i) 6,511,555 shares subject to outstanding options and 1,730,937 outstanding RSUs granted under the 2018 Incentive Award Plan (the “2018 Plan”) and the 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 2,155,400 shares subject to outstanding options, 110,000 outstanding RSUs, and 150,000 outstanding PSUs granted under the 2020 Employment Inducement Incentive Plan (the “2020 Plan”), and (iii) no shares subject to options granted outside of the 2020 Plan, the 2018 Plan, and the 2013 Plan.

(2)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.

(3)	Includes the 2018 Plan, the 2013 Plan, and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(4)

The 2018 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2018 Plan shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) five percent (5.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 60,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(5)

The 2018 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2018 ESPP shall be increased on the first day of each year beginning in 2019 and ending in 2028, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 8,000,000 shares of our common stock may be issued thereunder.

(6)

Includes 1,646,413 shares that were available for future issuance as of December 31, 2021 under the 2018 ESPP (all of which were subject to purchase under the offering period in effect as of December 31, 2021, which offering period will end on May 15, 2022).

(7)

Consists of (i) 2,155,400 shares subject to options granted, 110,000 outstanding RSUs, and 150,000 outstanding PSUs granted under the 2020 Plan and (ii) no shares subject to options granted outside of the 2020 Plan, 2018 Plan and the 2013 Plan.

(8)	Consists of shares remaining available for issuance under the 2020 Plan.

Material Features of the 2020 Plan

In March 2020, our board of directors adopted our 2020 Plan. Awards granted under the 2020 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2020 Plan is intended to be exempt from the Nasdaq Listing Rules regarding stockholder approval of stock option and stock purchase plans. A total of 2,600,000 shares of our common stock are authorized for issuance under the 2020 Plan. The 2020 Plan provides for the grant of non‑qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance bonus awards, performance stock units, dividend equivalents or other stock‑based and cash‑based awards. These awards may be granted to individuals who are new employees or are commencing employment with us or one of our subsidiaries following a bona fide period of non‑employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.

The 2020 Plan is administered by the Board or the compensation committee. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2020 Plan, the awards will vest in full. The Board may amend, suspend or terminate the 2020 Plan at any time, provided that no amendment requiring stockholder approval to comply with applicable law will be effective unless approved by the Board and no amendment may materially and adversely affect any outstanding award without the consent of the holder.

INFORMATION ABOUT STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our common stock as of April 26, 2022 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each named executive officer as set forth in the summary compensation table above;
•	each of our directors; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 26, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 69,148,106 shares of our common stock issued and outstanding on April 26, 2022. This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Entities Associated with ARCH Venture Partners(1)	10,048,181	—	10,048,181	14.5%
Entities Associated with FMR, LLC(2)	3,106,530	—	3,106,530	4.5%
Entities Associated with Venrock(3)	2,680,039	—	2,680,039	3.9%
Named Executive Officers and Directors:
Keith R. Leonard Jr.(4)	215,422	1,422,433	1,637,855	2.4%
Anirvan Ghosh, Ph.D.(5)	319,588	735,041	1,054,629	1.5%
Nathaniel E. David, Ph.D.(6)	589,398	35,529	624,927	*
Lynne Sullivan(7)	120,000	171,110	291,110	*
Jamie Dananberg, M.D.(8)	484,818	224,314	709,132	*
Paul L. Berns(9)	3,261	159,745	163,006	*
Graham K. Cooper(10)	84,745	85,169	169,914	*
Gilmore O’Neill, M.B.(11)	—	68,425	68,425	*
Margo R. Roberts, Ph.D.(12)	—	125,661	125,661	*
Camille D. Samuels(13)	10,169	115,678	125,847	*
Alexander Nguyen (14)	—	83,333	83,333	*
All directors and executive officers as a group (11 persons)(15)	1,827,401	3,226,438	5,053,839	7.3%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

As reported on a Schedule 13G/A filed with the SEC on February 11, 2022. Consists of (i) 8,365,764 shares of common stock held by ARCH Venture Fund VII, L.P. (“ARCH VII”), and (ii) 1,682,417 shares of common stock held by ARCH Venture Fund VIII Overage, L.P. (“ARCH VIII Overage”). ARCH Venture Partners VII, L.P. (“AVP VII LP”), as the sole general partner of ARCH VII, may be deemed to beneficially own certain of the shares held by ARCH VII. AVP VII LP disclaims beneficial ownership of all shares held by ARCH VII in which AVP VII LP does not have an actual pecuniary interest. ARCH Venture Partners VII, LLC (“AVP VII LLC”), as the sole general partner of AVP VII LP, may be deemed to beneficially own the shares held by ARCH VII. AVP VII LLC disclaims beneficial ownership of all shares held by ARCH VII in which AVP VII LLC does not have an actual pecuniary interest. ARCH Venture Partners VIII, LLC (“AVP VIII LLC”), as the sole general partner of ARCH VIII Overage, may be deemed to beneficially own the shares held by ARCH VIII Overage. AVP VIII LLC disclaims beneficial ownership of all shares held by ARCH VIII Overage in which AVP VIII LLC does not have an actual pecuniary interest. As managing directors of AVP VII LP and AVP VIII LLC, each of Keith Crandell, Clinton Bybee, and Robert T. Nelsen (the “ARCH Managing Directors”) may be deemed to share the power to direct the disposition and vote of, and therefore to beneficially own, the shares held by ARCH VII and ARCH VIII Overage. The ARCH Managing Directors disclaim beneficial ownership of all shares held by ARCH VII and ARCH VIII Overage except to the extent of any actual pecuniary interest. The address of ARCH VII, ARCH Overage VIII, AVP VII LP, AVP VII LLC, AVP VIII LLC, and the ARCH Managing Directors is 8755 West Higgins Avenue, Suite 1025, Chicago, Illinois 60631.

(2)

As reported on a Schedule 13G/A filed with the SEC on February 9, 2022. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC and Abigail P. Johnson may be deemed to have beneficial ownership of 3,106,530 shares of common stock. Fidelity Growth Company Fund may be deemed to have beneficial ownership of 1,584,330 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

As reported on a Schedule 13G/A filed with the SEC on February 14, 2022. Consists of (i) 2,474,163 shares of common stock held by Venrock Associates VII, L.P. (“Venrock Associates”), and (ii) 205,876 shares of common stock held by Venrock Partners VII, L.P. (“Venrock Partners”). Venrock Management VII, LLC (“Venrock Management”) is the sole general partner of Venrock Associates and Venrock Partners. As sole general partner for each of Venrock Associates and Venrock Partners, Venrock Management may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by Venrock Associates and Venrock Partners. Investment and voting decisions by Venrock Management are made jointly by three or more individuals who are managing directors, and therefore no individual managing director of Venrock Management is the beneficial owner of the shares held by Venrock Associates and Venrock Partners. Venrock Management expressly disclaims beneficial ownership over all shares held by Venrock Associates and Venrock Partners, except to the extent of their indirect pecuniary interest therein. The address for Venrock Associates and Venrock Partners is 3340 Hillview Avenue, Palo Alto, California 94304.

(4)

Consists of (i) 62,880 shares of common stock, (ii) 152,542 shares of common stock held by Keith Richard Leonard Jr. 2017 Retained Annuity Trust, and (iii) 1,394,655 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.

(5)	Consists of (i) 294,060 shares of common stock, and (ii) 566,041 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(6)	Consists of (i) 589,398 shares of common stock, and (ii) 19,444 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(7)	Consists of (i) 120,000 shares of common stock, and (ii) 115,555 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(8)	Consists of (i) 480,921 shares of common stock, and (ii) 166,520 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(9)	Consists of (i) 3,261 shares of common stock, and (ii) 134,745 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(10)	Consists of (i) 84,745 shares of common stock, and (ii) 60,169 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(11)	Consists of 48,333 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(12)	Consists of 100,661 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(13)

Consists of (i) 10,169 shares of common stock, and (ii) 90,678 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022. Ms. Samuels is affiliated with Venrock. Ms. Samuels does not have voting or dispositive control over the shares held by the entities affiliated with Venrock referenced in footnote 2 above.

(14)	Consists of 65,972 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.
(15)

Consists of (i) the shares described in notes 4 through 15 above, (ii) 0 shares of common stock, and (iii) 0 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 26, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2021.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Unity stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080 or (3) request from the Company by calling (650) 416-1192. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card, or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Unity stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Unity Biotechnology, Inc., 285 East Grand Ave., South San Francisco, CA 94080.

By Order of the Board of Directors /s/ Anirvan Ghosh
April 29, 2022	Anirvan Ghosh, Ph.D. Chief Executive Officer and Director

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

UNITY BIOTECHNOLOGY, INC.

Unity Biotechnology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Unity Biotechnology, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 30, 2009 under the name Forge, Inc. The Corporation filed with the Secretary of State of the State of Delaware an Amended Certificate of Incorporation on June 25, 2013 under the name Cenexys, Inc., which was amended and restated on June 28, 2013, and a Certificate of Amendment on January 28, 2015 under the name Unity Biotechnology, Inc., and further amended on June 23, 2015, February 12, 2016, October 14, 2016, February 1, 2017, March 15, 2018, and April 20, 2018. The Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation on May 4, 2018.

THIRD: That the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment of the Corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV (Capital Stock) of the Amended and Restated Certificate of Incorporation of the Corporation be amended to insert following Section 2 the following text:

Section 3.The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [five (5) to ten (10)]* shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Select Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

FOURTH: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this          day of                      , 202    .

Anirvan Ghosh Chief Executive Officer

*These amendments approve the combination of any whole number of shares of Common Stock between and including five (5) and ten (10) into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the six amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other five proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to do any reverse split, in which case all seven proposed amendments will be abandoned. In accordance with the resolutions to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different split ratio.

w  SCAN TO   VIEW MATERIALS & VOTE  UNITY BIOTECHNOLOGY, INC.  ATTN: ALEXANDER H. NGUYEN  285 EAST GRAND AVE.  SOUTH SAN FRANCISCO, CA 94080  VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on June 23, 2022. Have your proxy card in hand  when you access the web site and follow the instructions to obtain your records and  to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/UBX2022  You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and follow  the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 23, 2022. Have your proxy card in hand when you call and  then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,  Edgewood, NY 11717.  D80866-P66858  For  All   Withhold  All  For All  Except  To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  UNITY BIOTECHNOLOGY, INC.  The Board of Directors recommends you vote FOR  proposals 1, 2, and 3:  !  !  !  1. Election of three Class I Directors   Nominees:   01) Nathaniel E. David, Ph.D.   02) Anirvan Ghosh, Ph.D.   03) Gilmore O'Neill, M.B.  For   Against  Abstain  !  !  !  2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending  December 31, 2022.  !  !  !  3. Approval of a series of alternate amendments to the Company's amended and restated certificate of incorporation, to effect, at the discretion of the  Board, a reverse stock split of the Company's common stock, whereby each outstanding 5, 6, 7, 8, 9, or 10 shares would be combined, converted  and changed into one share of common stock.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com.  D80867-P66858  UNITY BIOTECHNOLOGY, INC.  2022 Annual Meeting of Stockholders  June 24, 2022 9:00 AM  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Anirvan Ghosh and Alexander H. Nguyen, or either of them, as proxies, each with the  power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side  of this ballot, all of the shares of common stock of UNITY BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to  vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 24, 2022, virtually via a live webcast at www.virtualshareholdermeeting.com/UBX2022, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side